FORM 8-K

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  November 1, 1996.



                         HIGH PLAINS CORPORATION

               (Exact name of registrant as specified in its charter)


Kansas                                    #1-8680
(State or other jurisdiction of          (Commission File
incorporation)                            Number)



200 W. Douglas                             #48-0901658
Suite #820                                (IRS Employer
Wichita, Kansas 67202                      Identification No.)
(Address of prinicipal
exeuctive offices)


                             (316)269-4310
                     (Registrant's telephone number)




November 1, 1996

On October 31, 1996 High Plains Corporation (the Company) executed an amendment to its term loan agreement, effective as of October 15, 1996. This amendment provided the Company with rights to enter into a capital lease obligation for the financing of certain capital expenditures. These expenditures represent the modifications to the York plant which will allow the Company to produce industrial grade ethanol.

Included in this amendment is a waiver of any pre-payment penalty should the Company pay the outstanding balance of its term loan on or before April 30, 1997. Also, beginning December 31, 1996 the Company has agreed to make reduced principal payments on the term loan in equal monthly installments of $236,080 through October 31, 1997. After October 31, 1997, the Company will resume its original monthly principal payments of $297,619 until maturity.

At this time, the Company believes that the resumption of the term loan payments will not have a material negative affect on its liquidity. With the Company's production facilities coming back on-line during September and October 1996, cash from operating activities is expected to satisfy its liquidity needs. However, this is subject to the volatility inherent in the ethanol industry as previously disclosed in the Company's Management and Discussion and Analysis in the High Plains 1996 Annual Report.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date   November 1, 1996              HIGH PLAINS CORPORATION
     --------------------



                                           Raymond G. Friend /s/
                                     ---------------------------------
                                     Executive Vice President
                                        - Chief Financial Officer